UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 4, 2017, Sunshine Heart, Inc. (the “Company”) was formally notified by The NASDAQ Stock Market LLC (“Nasdaq”) that the Company has regained compliance with the minimum stockholders’ equity requirement and is in compliance with all other applicable requirements for listing on The Nasdaq Capital Market. As a result of the foregoing, the Nasdaq listing matter has been closed.

As disclosed in a Current Report on Form 8-K filed on March 29, 2017, on March 28, 2017, the Company was notified by Nasdaq that the Nasdaq Hearings Panel had granted the Company’s request for continued listing pursuant to an extension through May 10, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market and specifically, the minimum $2.5 million stockholders’ equity requirement. As disclosed in a Current Report on Form 8-K filed on April 25, 2017, the Company completed an underwritten public offering for gross proceeds of $9.2 million, which resulted in the Company’s compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE HEART, INC.

Dated: May 5, 2017	By:
/S/ CLAUDIA DRAYTON
Claudia Drayton, Chief Financial Officer